As filed with the Securities and Exchange Commission on June 8, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street, Suite 600 Tempe, Arizona 85281 (Address of principal executive offices, including zip code)
First Solar, Inc. 2010 Omnibus Incentive Compensation Plan First Solar, Inc. Associate Stock Purchase Plan (Full title of plans)
Robert J. Gillette
Chief Executive Officer
First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
(602) 414-9300
(Name, address and telephone number, including area code, of agent for service)

Copies to: Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☑ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,120,882 (2)	$108.83	$230,815,588	$0 (6)
Common Stock, par value $0.001 per share	6,000,000 (3)	$108.83	$652,980,000	$46,557.47
Common Stock, par value $0.001 per share	1,500,000 (4)	$108.83	$163,245,000	$11,639.37
TOTAL	9,620,882	—	$1,047,040,588	$58,196.84

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without consideration which results in an increase in the number of the registrant’s shares of outstanding Common Stock.

(2) Represents 2,120,882 shares of Common Stock reserved for future issuance under the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan that were previously registered by the registrant under a Registration Statement on Form S-8 (Registration No. 333-140807) filed with the Securities and Exchange Commission on February 21, 2007.  See “Explanatory Note”.

(3) Represents 6,000,000 shares of Common Stock reserved for future issuance under the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan.

(4) Represents 1,500,000 shares of Common Stock reserved for future issuance under the First Solar, Inc. Associate Stock Purchase Plan.

(5) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Common Stock reported on The NASDAQ Stock Market LLC on June 2, 2010.

(6) The required registration fee was previously paid with respect to 2,120,882 shares of Common Stock that are being carried forward to this Registration Statement.  See “Explanatory Note.”

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.001 per share, of First Solar, Inc. (“Common Stock”) consisting of (i) 2,120,882 shares of Common Stock reserved for future issuance under the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan that were previously registered by the registrant under a Registration Statement on Form S-8 (Registration No. 333-140807) filed with the Securities and Exchange Commission on February 21, 2007 (the “Previous Registration Statement”) and for which the registrant paid the required registration fee, (ii) 6,000,000 shares of Common Stock reserved for future issuance under the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan and (iii) 1,500,000 shares of Common Stock reserved for future issuance under the First Solar, Inc. Associate Stock Purchase Plan.

The registrant has concurrently filed a Post-Effective Amendment to the Previous Registration Statement deregistering the 2,120,882 shares of Common Stock registered but not yet sold thereunder and carrying forward the registration fee paid for such shares, pursuant to Instruction E to the General Instructions to Form S-8 and interpretations of the Division of Corporation Finance of the Securities and Exchange Commission.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by First Solar, Inc. (the “Corporation”) are incorporated by reference herein and shall be deemed a part hereof: (1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009, filed with the Commission on February 22, 2010, (2) the Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010, filed with the Commission on April 29, 2010, (3) the Corporation’s Current Reports on Form 8-K filed with the Commission on April 28, 2010 (SEC Accession No. 0000950123-10-039411) and June 2, 2010 and (4) the description of the Common Stock in the Corporation’s Registration Statement on Form 8-A filed November 15, 2006 (Registration No. 001-33156), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

The Corporation’s bylaws generally provide that the Corporation will indemnify its directors and officers to the fullest extent permitted by law.  In addition, the Corporation has entered into an agreement with each of its directors and officers whereby the Corporation has agreed to indemnify the applicable director or officer substantially in accordance with the indemnification provisions related to the Corporation’s officers and directors in the Corporation’s bylaws.  The Corporation also maintains officers’ and directors’ liability insurance which insures against liabilities that its officers and directors may, in such capacities, incur.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of First Solar, Inc. (incorporated by reference to Exhibit No. 3.1 of the registrant’s Registration Statement on Form S-1/A (Registration No. 333-135574) filed with the Commission on October 25, 2006)

4.2
Bylaws of First Solar, Inc. (incorporated by reference to Exhibit No. 3.2 of the registrant’s Registration Statement on Form S-1/A (Registration No. 333-135574) filed with the Commission on November 2, 2006)

4.3	First Solar, Inc. 2010 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed with the Commission on April 20, 2010)
4.4	First Solar, Inc. Associate Stock Purchase Plan (incorporated by reference to Appendix B to the registrant’s Definitive Proxy Statement filed with the Commission on April 20, 2010)
5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Tempe, State of Arizona, on June 8, 2010.

First Solar, Inc.
By: /s/ James Zhu
Name: James Zhu Title: Chief Accounting Officer

The officers and directors of First Solar, Inc. whose signatures appear below hereby constitute and appoint Jens Meyerhoff, James Zhu and Mary Beth Gustafsson, or any of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments, including post-effective amendments, of and supplements to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that such attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Ahearn Michael J. Ahearn	Executive Chairman and Chairman of the Board of Directors	June 8, 2010

/s/ Robert J. Gillette Robert J. Gillette	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2010

/s/ Jens Meyerhoff Jens Meyerhoff	Chief Financial Officer (Principal Financial Officer)	June 8, 2010

/s/ James Zhu James Zhu	Chief Accounting Officer (Principal Accounting Officer)	June 8, 2010

/s/ Craig Kennedy Craig Kennedy	Director	June 8, 2010

/s/ James F. Nolan James F. Nolan	Director	June 8, 2010

/s/ William J. Post William J. Post	Director	June 8, 2010

/s/ J. Thomas Presby J. Thomas Presby	Director	June 8, 2010

/s/ Paul H. Stebbins Paul H. Stebbins	Director	June 8, 2010

/s/ Michael Sweeney Michael Sweeney	Director	June 8, 2010

/s/ Jose Villarreal Jose Villarreal	Director	June 8, 2010

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of First Solar, Inc. (incorporated by reference to Exhibit No. 3.1 of the registrant’s Registration Statement on Form S-1/A (Registration No. 333-135574) filed with the Commission on October 25, 2006)

4.2
Bylaws of First Solar, Inc. (incorporated by reference to Exhibit No. 3.2 of the registrant’s Registration Statement on Form S-1/A (Registration No. 333-135574) filed with the Commission on November 2, 2006)

4.3	First Solar, Inc. 2010 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed with the Commission on April 20, 2010)
4.4	First Solar, Inc. Associate Stock Purchase Plan (incorporated by reference to Appendix B to the registrant’s Definitive Proxy Statement filed with the Commission on April 20, 2010)
5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)